Exhibit (11)

[DLA Piper LLP (US) Letterhead]

July 19, 2017

Touchstone Funds Group Trust
303 Broadway, Suite 1100
Cincinnati, Ohio 45202

Re:	Touchstone Funds Group Trust

Ladies and Gentlemen:

We have been asked to render an opinion relating to each of Touchstone Funds Group Trust (formerly known as each of “Corona Investment Trust”, “The Solon Funds”, “TIP Institutional Funds”, “Alpha Select Funds” and “Constellation Funds”), a Delaware statutory trust (the “Trust”), Touchstone Active Bond Fund, a series of the Trust (the “Bond Fund”), and Touchstone Ultra Short Duration Fixed Income Fund, a series of the Trust (the “Income Fund”, and, together with the Bond Fund, the “Funds”, and each, a “Fund”), in connection with Pre-Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-14 filed with the Securities and Exchange Commission on or about July 19, 2017 (the “Registration Statement”), with respect to certain shares of beneficial interest in certain classes of each of the Funds (the “Acquiring Fund Shares”) to be issued in exchange for the assets of Sentinel Government Securities Fund and Sentinel Low Duration Bond Fund (each, an “Acquired Fund”), each a series of Sentinel Group Funds, Inc. (“Sentinel”), as described in the Registration Statement (the “Reorganization”). You have requested that we deliver this opinion to you in connection with the Trust’s filing of the Registration Statement.

For purposes of giving the opinion hereinafter set forth, we have examined:

1. The Certificate of Amendment of Amended and Restated Agreement and Declaration of Trust of the Trust, as filed with the Office of the Secretary of State of the State of Delaware (the “Secretary of State”) on December 10, 1998;

2. The Certificate of Amendment of Certificate of Trust of the Trust, as filed with the Secretary of State on April 8, 2004;

3. The Certificate of Amendment to Certificate of Trust, as filed with the Secretary of State on November 20, 2006;

Touchstone Funds Group Trust
July 19, 2017

4. The Certificate of Correction, as filed with the Secretary of State on April 21, 2009;

5. The By-Laws of the Trust (as amended and restated November 19, 2015) (the “By-Laws”);

6. A Certificate of Good Standing for the Trust, dated July 12, 2017, obtained from the Secretary of State;

7. Resolutions of the Board of Trustees of the Trust adopted at a meeting held on April 18, 2017 (the “Resolutions”);

8. The Unanimous Written Consent of the Board of Trustees to Act Without a Meeting, dated June 27, 2017 (the “Consent”);

9. An executed Assistant Secretary’s Certificate of the Trust, certifying as to certain factual matters stated therein; and

10. The draft Agreement and Plan of Reorganization (the “Plan of Reorganization”), by and among the Trust on behalf of each Fund, Sentinel Group Funds, Inc. on behalf of each of its separate series set forth on Exhibit A thereto, Touchstone Advisors, Inc. solely for purposes of Paragraph 9.1 thereof, and Sentinel Asset Management, Inc. solely for purposes of Paragraphs 8.7 and 9.1 thereof.

The documents listed in (1) through (4) above are collectively referred to herein as the “Declaration”. The documents listed in (1) through (5) above are collectively referred to herein as the “Organizational Documents”. For purposes of this opinion, we have not reviewed any documents other than the documents listed in (1) through (10) above. In particular, we have not reviewed any document (other than the documents listed in (1) through (10) above) that is referred to or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with or that would otherwise alter the opinion stated herein.

In addition, we have conducted no independent factual investigation of our own but rather have relied solely on the foregoing documents, the statements and information set forth therein and the additional matters related thereto or assumed therein, all of which we have assumed to be true, complete and accurate.

Based upon the foregoing, and upon an examination of such questions of law of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that the Acquiring Fund Shares, when issued and sold in accordance with the Organizational Documents, the Resolutions and the Consent, will be validly issued, fully paid and non-assessable.

Touchstone Funds Group Trust
July 19, 2017

The foregoing opinion contained herein is subject to the following assumptions, qualifications, limitations and exceptions:

a. We express no opinion as to the laws of any state or jurisdiction other than the laws of the State of Delaware (excluding the antitrust and securities provisions thereof) as in effect on the date hereof, and in which a Delaware licensed attorney exercising customary diligence would reasonably expect to be applicable to transactions of the type contemplated by the Plan of Reorganization and to each of the Trust and the Funds in connection with the same (collectively “Applicable Laws”). Our opinion is based upon the current interpretation of the Applicable Laws and facts existing on the date hereof. We disclaim any obligation to advise you of any developments or changes either in the Applicable Laws or facts that may occur after the date of this opinion letter.

b. We have assumed the due execution and delivery by each party thereto of each document examined by us. In addition, we have assumed the due authorization by each party thereto of each document examined by us, and that each of such parties has the full power, authority and legal right to enter into and deliver each such document and to perform its obligations thereunder. We also have assumed that any entity that is a party to any of the documents examined by us has been duly incorporated, formed or created, and is validly existing (other than the Trust) and, if applicable, in good standing (other than the Trust) under the laws of its respective jurisdiction of organization. We also have assumed that each of the documents examined by us does not result in the breach or violation of the terms of, or contravene or conflict with, the constituent documents of any party thereto or any law, rule or regulation applicable to any entity that is a party thereto. We also have assumed that each of the documents examined by us does not (i) result in the breach or violation of the terms of, or contravene or conflict with, any contractual restriction binding upon any party thereto, or (ii) require under any law, statute, rule or regulation applicable to any party thereto any authorization, consent, approval of, or other action by, or any notice to or filing with, any governmental authority or regulatory body. We have assumed that any amendment or restatement of any document reviewed by us has been accomplished in accordance with, and was permitted by, the relevant provisions of applicable law and the relevant provisions of such document prior to its amendment or restatement from time to time. We also have assumed the legal capacity of any natural persons who are signatories to any of the documents examined by us.

Touchstone Funds Group Trust
July 19, 2017

c. We have assumed that all signatures on documents examined by us are genuine, that all documents submitted to us as originals are authentic, that all documents submitted to us as copies conform with the originals, and that all documents submitted to us as drafts are final versions of such documents and that such documents will be duly executed and delivered by the parties thereto as expressly contemplated thereby.

d. We have assumed that the Resolutions will be finalized and incorporated into the minutes of the meeting prior to the issuance of the Acquiring Fund Shares in substantially the form attached to the Officer’s Certificate. We have assumed that the Consent was duly and validly adopted. We have assumed that the statements of fact in the Officer’s Certificate are true and correct.

e. We have assumed that the Organizational Documents constitute the entire agreement among each of the respective parties thereto with respect to the subject matter thereof.

f. We have assumed that (i) the number of Acquiring Fund Shares to be issued will not exceed the amount of such Shares needed to consummate the Reorganization; (ii) any consents or approvals required, necessary or otherwise advisable for the Reorganization will have been received prior to the issuance of the Acquiring Fund Shares; (iii) the Organizational Documents, the Resolutions, the Consent and the Plan of Reorganization will not have been modified, amended, altered, withdrawn or revoked and will be in full force and effect on the date of issuance of the Acquiring Fund Shares; and (iv) there will not have been any changes in applicable law or any other facts or circumstances relating to the Reorganization as of the date of the issuance of the Acquiring Fund Shares.

g. We have assumed that each of the Plan of Reorganization and the Organizational Documents constitutes a legal, valid, binding and enforceable obligation of each of the parties thereto and each other person or entity bound thereby under the laws of its stated governance.

h. We note that we do not assume responsibility for the contents of any offering or registration material relating to the Trust, any Fund or the Acquiring Fund Shares, including, without limitation, the Registration Statement, and we express no opinion on the contents of any such offering or registration material or the effect thereof on the provisions of the Plan of Reorganization or the rights of any person or entity thereunder.

i. Except as expressly set forth above, we express no opinion on any document that is referred to or incorporated by reference into any document reviewed by us.

Touchstone Funds Group Trust
July 19, 2017

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the discussion of this opinion in the combined Proxy Statement/Prospectus included in the Registration Statement and to the use of our name and reference to our firm in the Registration Statement. In rendering this opinion and giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.

Very truly yours,

/s/ DLA PIPER LLP (US)